UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2010

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held May 11, 2010, the following matters were submitted to a vote of security holders with the indicated number of votes being cast for, against or withheld, and with the indicated number of abstentions:

1.	To re-elect eleven members of the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

	Number of Votes
	For	Withheld	Non-Vote

Russell A. Colombo	3,016,380	743,634	880,207

Thomas M. Foster	3,724,877	35,137	880,207

Robert Heller	3,630,775	129,239	880,207

Norma J. Howard	3,589,934	170,080	880,207

Stuart D. Lum	3,632,220	127,794	880,207

Joseph D. Martino	3,734,512	25,502	880,207

William H. McDevitt, Jr.	3,565,442	194,572	880,207

Joel Sklar, MD	3,728,863	31,151	880,207

Brian M. Sobel	3,652,150	107,864	880,207

J. Dietrich Stroeh	3,733,202	26,812	880,207

Jan I. Yanehiro	3,406,268	353,746	880,207

2.	To approve the Bank of Marin Bancorp 2010 Director Stock Plan

For	Against	Abstain	Non-Vote

3,210,191	507,549	42,274	880,207

3.	To ratify the selection of Moss Adams LLP, independent auditors, to perform audit services for the year 2010.

For	Against	Abstain

4,630,948	5,016	4,257

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2010	BANK OF MARIN BANCORP

	by:	/s/ Christina J. Cook
Christina J. Cook
Executive Vice President
and Chief Financial Officer